UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

CHINA ARMCO METALS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	001-34631	26-0491904
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Waters Park Drive, Suite 98 San Mateo, CA	94403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 212-7620

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 28, 2013 (the “Closing Date”), China Armco Metals, Inc. (the “Company”) completed a public offering of an aggregate of  $1.60 million shares of the Company’s common stock in a registered direct public offering (the “Offering”).  The shares offered in this Offering were sold by the Company directly to the investors.  No underwriter or agents was involved in connection with this Offering to solicit offers to purchase the shares.

On the Closing Date, the Company entered into Subscription Agreements (the “Subscription Agreements”) with certain investors (the “Investors”) in connection with the Offering, pursuant to which the Company agreed to sell an aggregate of 3,242,712 shares of its common stock at a purchase price of $0.50 per share to the Investors for aggregate gross proceeds, before deducting the estimated offering expenses payable by the Company, of approximately $1,621,356.

The purchase and issuance of the securities in the Registered Direct Offering are completed on January 28, 2013.

The Offering was effected as a takedown off the Company’s shelf registration statement on Form S-3, as amended (File No. 333-184354), which became effective on December 14, 2012 (the “Registration Statement”), pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on January 28, 2013.

The net proceeds to the Company from the Offering, after deducting the estimated offering expenses are approximately $1.60 million. After the closing of the Offering, the Company has 23,484,288 shares of common stock outstanding.

A copy of the opinion of Anslow & Jaclin LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.  The foregoing summaries of the terms of the Subscription Agreements are subject to, and qualified in their entirety by, such document attached hereto as Exhibits 10, which is incorporated herein by reference. The form of the Subscription Agreement has been filed pursuant to rules of the Securities and Exchange Commission to provide interested persons with information regarding their terms, but is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the form of the Subscription Agreement were made only for purposes of the Offering as of specific dates indicated therein, were solely for the benefit of the parties to these agreements, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of these agreements.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Form of Subscription Agreement dated as of January 28, 2013.
23.1	Consent of Anslow & Jaclin, LLP (included in Exhibit 5.1)

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHINA ARMCO METALS, INC.

Date: January 28, 2013	By:	/s/ Kexuan Yao
	Name:	Kexuan Yao
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Form of Subscription Agreement dated as of January 28, 2013.
23.1	Consent of Anslow & Jaclin, LLP (included in Exhibit 5.1)